Exhibit 10.34.1

7/24/06

EXHIBIT F TO NGC STOCK PURCHASE AGREEMENT

FORM OF ACCEPTABLE GUARANTY

GUARANTY

This unconditional guaranty of payment and performance ("Guaranty") dated July 24, 2006, of ENERGY CAPITAL PARTNERS I, LP, a limited partnership organized under the laws of the State of Delaware ("Guarantor"), is for the benefit of and delivered to NU Enterprises, Inc., a Connecticut corporation ("Counterparty").

Guarantor does hereby irrevocably guarantee the full and prompt payment and performance by its subsidiary, NE Energy, Inc., a Delaware corporation ("Subsidiary"), of all of its obligations, including, without limitation, all payment and indemnification obligations ("Guaranteed Obligations"), under the Stock Purchase Agreement between the Counterparty and Subsidiary, dated July 24, 2006 (as the same may be amended from time to time, the "Agreement"), at the times and in the manner provided therein; provided that the maximum aggregate amount payable by the Guarantor hereunder, under the Acceptable Guaranty as defined in the Related Purchase Agreement (as defined in the Agreement) and under the Acceptable Guaranty as defined in the Mt. Tom Purchase Agreement (as defined in the Agreement) shall not exceed $53,600,000 (the "Cap").  The parties agree that this Guaranty may not be enforced without giving effect to the Cap.  In addition, Guarantor hereby agrees to pay any and all costs and expenses (including reasonable fees and disbursements of counsel) incurred by Counterparty in enforcing and/or attempting to enforce any rights under this Guaranty.

This Guaranty may only be amended or modified by a writing signed by the parties hereto and is subject to, and its terms are governed by and must be interpreted under the laws of the State of Connecticut except for its choice of laws rules.

The Counterparty acknowledges and agrees that

(a)

this Guaranty shall be the sole and exclusive remedy of Counterparty for,

(b)

Guarantor, and any past, present or future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, trustees, attorneys or representatives of Guarantor or any of their respective Affiliates, shall otherwise have no liability or obligation for, and

(c)

Counterparty shall not otherwise make any claim for,

in each case, any matter under, relating to or arising out of, the transactions contemplated pursuant to the Agreement or any Ancillary Agreement (including the breach, termination or failure to consummate such transactions, and whether by piercing of the corporate veil, by a claim by or on behalf of Subsidiary, or otherwise), whether based on contract, tort, strict liability, other laws or otherwise, or any action, suit, arbitration, claim, litigation, investigation or proceeding based on, in respect of, or by reason of any of the foregoing, provided that nothing in this Guaranty shall limit the rights, remedies or claims of the Counterparty (a) under the Agreement against Subsidiary, (b) under any Ancillary Agreement (as defined in the Agreement), other than this Guaranty, against Subsidiary or any other party to such Ancillary Agreement or (c) under the Acceptable Letter of Credit (as defined in the Agreement).

Guarantor’s obligation pursuant to this Guaranty (subject to the Cap) is an unconditional guaranty of payment and performance and not of collectibility.  This Guaranty shall remain in full force and effect until, and shall otherwise terminate at, the earliest of:

(i)

completion of the Closing;

(ii)

such time as each and all of the Guaranteed Obligations (subject to the Cap) shall have been fully paid and performed in accordance with the terms and provisions of the Agreement; and

(iii)

the date that is six (6) months following the termination of the Agreement, unless prior to such date the Counterparty shall have commenced proceedings to enforce this Guaranty, in which case this Guaranty shall terminate upon and in accordance with the final completion of such proceedings and payment of the Guaranteed Obligations (subject to the Cap).

Counterparty shall have no obligation to assert any claim or demand or to enforce any remedy under the Agreement or to proceed first against Subsidiary or any other person or entity, or resort to any security or make any effort to obtain payment and/or performance by Subsidiary or any other person or entity.  No delay or omission by Counterparty to exercise any right under this Guaranty shall impair any right, nor shall it be construed to be a waiver thereof.  No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default.

The liability of Guarantor under this Guaranty (subject to the Cap) shall be absolute, unconditional and irrevocable, irrespective of, except as expressly set forth herein: (a) any change in time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment to, modification of (including, without limitation, change orders), waiver of, or any consent to departure from, the Agreement, (b) any change in ownership of Guarantor or Subsidiary; (c) any bankruptcy, insolvency, or reorganization of, or other similar proceedings involving Subsidiary; or (d) any other circumstances that might otherwise constitute a legal or equitable discharge of a surety or guarantor.

If a claim is made upon Counterparty at any time for repayment or recovery of any amounts received by Counterparty from any source on account of any of the Guaranteed Obligations, and the Counterparty, pursuant to a court order or applicable law, repays or returns any amounts so received, then Guarantor shall remain liable for the amounts so repaid (such amounts being deemed part of the Guaranteed Obligations) to the same extent as if such amounts had never been received by Counterparty, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Guaranteed Obligations.

Guarantor hereby irrevocably, unconditionally and expressly waives, to the fullest extent permitted by applicable law, promptness, diligence, presentment, notice of acceptance and other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that Counterparty protect, secure or perfect any security interest or exhaust any right or first proceed against Subsidiary or any other person or entity.

The Counterparty may, without affecting any of its rights hereunder, receive and hold collateral or security from Subsidiary or from Guarantor or any other party to secure the payment and performance of the obligations of Subsidiary or Guarantor and may release such collateral or security or any part thereof, at any time, in its discretion, with or without the substitution of any other collateral or security, and likewise in its sole discretion Counterparty may, without notice to Guarantor and without affecting in any way its rights hereunder:

(a)

modify or otherwise change any terms of all or any part of the Agreement (so long as any such modification or other change is in a writing signed by Subsidiary) or grant any extension(s) or renewal(s) for any period or periods of time for payment and/or performance or grant any other indulgence(s) with respect thereto and effect any release, compromise or settlement with respect thereto;

(b)

enter into any agreement of forbearance with respect to all or any part of any payment and/or performance due under the Agreement, or with respect to all or any part of the collateral securing the payment and/or performance by Subsidiary or Guarantor of its obligations, and change the terms of any such agreement;

(c)

call for or forbear from calling for additional collateral or security from Subsidiary to secure its obligations;

(d)

enter into any agreement or agreements with Subsidiary concerning then existing or additional obligations; and/or

(e)

release or effect any settlement or compromise with respect to the payment and/or performance of the Agreement by Subsidiary or any other party primarily or secondarily liable for the payment and/or performance of the Agreement.

Without limiting Guarantor’s own defenses and rights hereunder, Guarantor hereby reserves to itself all rights, setoffs, counterclaims and other defenses to which Subsidiary is or may be entitled arising from or out of the Agreement, except for defenses arising out of bankruptcy, insolvency, dissolution or liquidation of Subsidiary.

Guarantor represents and warrants to the Counterparty that:

(a)

Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and legal right to execute and deliver this Guaranty and to perform the provisions of this Guaranty on its part to perform;

(b)

The execution, delivery and performance of this Guaranty by Guarantor have been and remain duly authorized by all necessary action, corporate or otherwise, and do not contravene any provision of its organizational documents or any law, regulation or contractual restriction binding on it or its assets;

(c)

No notice to or filing with, any governmental authority having jurisdiction is required for the execution, delivery and performance of this Guaranty; and

(d)

This Guaranty constitutes the legal, valid and binding obligation of Guarantor enforceable against it in accordance with its terms, except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equity principles.

This Guaranty shall be binding upon Guarantor and its successors and permitted assigns and inure to the benefit of and be enforceable by Counterparty and its successors and permitted assigns.  Guarantor may not assign this Guaranty without the prior written consent of Counterparty, which consent may be withheld for any reason, and any assignment by Guarantor in violation of the foregoing shall be null and void.  The Counterparty may assign this Agreement, without the consent of Guarantor, to any assignee of the Counterparty’s rights under the Agreement.

Until payment in full of all Guaranteed Obligations, Guarantor hereby waives, releases, and relinquishes any claim, right, or remedy that Guarantor may now have or hereafter acquire against Subsidiary, or any of its assets or property that arises hereunder or from the performance by Guarantor hereunder, including, without limitation, any claim, right, or remedy of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy that Guarantor may have against Subsidiary or any collateral for the Guaranteed Obligations that Guarantor now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law, or otherwise.

All notices or communications to Guarantor shall be in writing and shall be directed by registered or certified mail or overnight delivery service to Guarantor’s principle office located at:

Energy Capital Partners I, LP
c/o Energy Capital Partners, LLC
51 John F. Kennedy Parkway, Suite 200
Short Hills, NJ 07078
Attn: General Counsel

Copy to:

Energy Capital Partners, LLC
11943 El Camino Real #220
San Diego, CA 92130
Attn: Andrew Singer

Copy to:

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attn: Ted Sonnenschein and David Kurzweil

or such other address as Guarantor shall from time to time specify in writing to Counterparty.

GUARANTOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT FOR ENFORCEMENT OF ALL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY AND THE TRANSACTIONS CONTEMPLATED HEREBY.  GUARANTOR HEREBY IRREVOCABLY WAIVES AND RELEASES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (a) ANY OBJECTION TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT; AND (b) ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

IF GUARANTOR DOES NOT MAINTAIN A REGISTERED AGENT IN CONNECTICUT, COUNTERPARTY MAY SERVE GUARANTOR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO THE CORPORATE SECRETARY OF GUARANTOR AT THE ADDRESS SET FORTH ABOVE, WHICH SERVICE SHALL BE ACCEPTED BY GUARANTOR.

GUARANTOR HEREBY WAIVES AND RELEASES ITS RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION ARISING HEREUNDER.

Guarantor hereby (a) consents to being joined as a party and/or a witness in any dispute resolution proceeding under the Agreement and/or related thereto; and (b) waives and releases, to the fullest extent permitted by applicable law, any objection, right or other claim that Guarantor cannot be compelled or otherwise has no obligation to participate in any such proceeding, as a party, witness or otherwise.

[Signature Page to follow]

IN WITNESS WHEREOF, this Guaranty has been executed by a duly authorized officer of Guarantor as of the date first written above.

ENERGY CAPITAL PARTNERS I, LP, Guarantor

By: /s/ Scott Helm
Name: Energy Capital Partners GP I, LLC
Its: General Partner

By: /s/ Scott Helm
Name: Energy Capital Partners, LLC
Its: Managing Member

Accepted and acknowledged:

NU ENTERPRISES, INC.

By: /s/ David R. McHale

Name: David R. McHale

Title:  Senior Vice President and Chief Financial Officer

           at Northeast Utilities Service Company, as agent for NU Enterprises, Inc.